Exhibit 10.1

LEASE

555 Wireless Boulevard, Hauppauge, New York

MYRA PROPERTIES, LLC
Landlord

CHEMBIO DIAGNOSTIC SYSTEMS, INC.
Tenant

LEASE INDEX

BASIC LEASE INFORMATION

1.01	Lease Date:	February 5, 2019

1.02	Landlord:	Myra Properties, LLC

1.03	Tenant:	Chembio Diagnostic Systems, Inc.

1.04	Premises:	The Land and Building located at 555 Wireless Boulevard, Hauppauge, New York. The Building is approximately 70,000 rentable square feet.

1.05	Commencement Date:	February 27, 2019 provided Landlord actually delivers possession to Tenant in the condition required by the Lease.

1.06	Rent Commencement Date:	Nine (9) months following the Commencement Date

1.07	Expiration Date:	February 28, 2030

1.08	Term:	Eleven (11) years

1.09	Minimum Annual Rent:

PERIOD	MINIMUM ANNUAL RENT	MONTHLY RENT

November 27, 2019 – November 30, 2020	$903,000.00	$72,250.00
December 1, 2020 – November 30, 2021	$930,090.00	$77,507.50
December 1, 2021 – November 30, 2022	$957,992.70	$79,832.73
December 1, 2022 – November 30, 2023	$986,732.48	$82,227.71
December 1, 2023 – November 30, 2024	$1,016,334.46	$84,694.54

i

December 1, 2024 – November 30, 2025	$1,046,824.49	$87 235.37
December 1, 2025 – November 30, 2026	$1,078,229.22	$89,852.43
December 1, 2026 – November 30, 2027	$1,110,576.10	$92,548.01
December 1, 2027 – November 30, 2028	$1,143,893.38	$95,324.45
December 1, 2028 – November 30, 2029	$1,178,210.18	$98,184.18
December 1, 2029 – February 28, 2030	$303,389.13 (based on 3 months)	$101,129.71
First Renewal Term
March 1, 2030 – November 30, 2030	$910,167.39 (based on 9 months)	$101,129.71
December 1, 2030 – November 30, 2031	$1,249,963.19	$104,163.60
December 1, 2031 – November 30, 2032	$1,287,462.08	$107,288.51
December 1, 2032 – November 30, 2033	$1,326,085.94	$110,507.16
December 1, 2033 – November 30, 2034	$1,365,868.52	$113,822.38
December 1, 2034 – February 28, 2035	$351,711.15 (based on 3 months)	$117,237.05
Second Renewal Term
March 1, 2035 – November 30, 2035	$1,055,133.45 (based on 9 months)	$117,237.05
December 1, 2035 – November 30, 2036	$1,449,049.91	$120,754.16
December 1, 2036 – November 30, 2037	$1,492,521.41	$124,376.78
December 1, 2037 – November 30, 2038	$1,537,297.05	$128,108.09
December 1, 2038 – November 30, 2039	$1,583,415.97	$131,951.33
December 1, 2039 – February 28, 2040	$407,728.61 (based on 3 months)	$135,909.87

1.10	Permitted Use:	Tenant shall use the Premises for office, research and development and warehouse, and for any other legally permissible purposes.

1.11	Security Deposit:	$144,500.00

1.12	Address for Notices:

To Landlord:	Myra Properties, LLC
c/o Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attention: Jaspreet Mayall, Esq./Michael Narula
Telephone:
Telecopy:
Email: mike.narula@reliance.us

With a copy in like manner to:	Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attention: Jodi S. Hoffman, Esq.
Telephone: 516-296-7058
Telecopy: 516-296-7111
Email: jhoffman@certilmanbalin.com

To Tenant:	Chembio Diagnostic Systems, Inc.
3661 Horseblock Road
Medford, NY 11763
Attention: Neil A. Goldman, EVP & CFO
Telephone: 631-924-1135
Email: ngoldman@chembio.com

With a copy in like manner to:	K&L Gates LLP
One Newark Center, 10th Floor
Newark, New Jersey 07102-5285
Attention: Jody Saltzman, Esq.
Telephone: 973-848-4052
Email: jody.saltzman@klgates.com

1.13	Address for Sending Rent Payments to Landlord:

91-1A Colin Drive
Holbrook, New York 11741

1.14	Address for Sending Billing Statements to Tenant:

Chembio Diagnostic Systems, Inc.
3661 Horseblock Road
Medford, NY 11763
Attn: Accounts Payable

1.15	Broker:	Newmark Knight Frank and Hunt Corporate Services, Inc.

1.16    Lease Documents: In addition to the foregoing Basic Lease Information, the following are attached to the Lease identified above and are hereby incorporated and made a part of the Lease identified above:

EXHIBITS

Exhibit A – Site Plan
Exhibit B - Landlord’s Work
Exhibit C -  Rules and Regulations
Exhibit D – SNDA

Signature page to follow

If any conflict exists between any of the foregoing Basic Lease Information and any other provision of the Lease, such other provision of the Lease shall control.

LANDLORD:	MYRA PROPERTIES, LLC

	By:	/s/Ashima Narula
Name:	Ashima Narula
Title:	Member

TENANT:	CHEMBIO DIAGNOSTIC SYSTEMS, INC.

	By:	/s/ Neil Goldman
Name:	Neil Goldman
Title:	EVP & CFO

v

LEASE AGREEMENT

ARTICLE 1
PREMISES AND TERM

This Lease Agreement (this “Lease”) is hereby entered into as of February 5, 2019, between MYRA PROPERTIES, LLC (“Landlord”), and CHEMBIO DIAGNOSTIC SYSTEMS, INC. (“Tenant”).

In consideration of the rents to be paid and the covenants to be performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described Premises upon the following terms and conditions.

1.01   Premises.  Tenant hereby leases from Landlord the Premises described in the Basic Lease Information (the “Premises”). The Premises consist of approximately 70,000 rentable square feet being comprising the entire building (the “Building”) located on the land known as 555 Wireless Boulevard, Hauppauge, New York (the “Land”), together with the improvements and appurtenances thereon, all as more particularly shown on the Site Plan annexed hereto as Exhibit A.

1.02   Term.  A. The term of this Lease (the “Term”) will commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided in this Lease.  Tenant agrees that the failure of Landlord to deliver possession of the Premises by the time provided herein will not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease.  Notwithstanding anything to the contrary set forth in this Section 1.02, if the Commencement Date has not occurred by March 1, 2019 (the “Anticipated Delivery Date”), subject to Unavoidable Delay and Tenant’s Delays (as such terms are hereinafter defined), the Rent Commencement Date shall be extended one day for each day of delay.  However, in the case of either Tenant’s Delay or an Unavoidable Delay, Landlord shall provide Tenant with timely advance written notice, if practical, of its inability to make possession  of the Premises available to Tenant by the Anticipated Delivery Date.  Such notice to include, if practical under the circumstances, the renewed Anticipated Delivery Date. If the Commencement Date does not occur by June 1, 2019, for any reason other than Tenant’s Delay or Tenant’s failure or refusal to accept or recognize Landlord’s delivery of the Premises to Tenant, then in such event, Tenant shall receive a day for day abatement of Minimum Annual Rent for each day beyond June 1, 2019 until the Premises are delivered to Tenant.  Upon written request by Landlord or Tenant, the parties agree to execute an instrument certifying the Commencement Date, Rent Commencement Date and Expiration Date.

B.       Notwithstanding anything herein to the contrary, until such time as the Sublease Premises is delivered to Landlord (which delivery is anticipated to be on or prior to March 18, 2019), Landlord and Tenant shall co-occupy the Premises from and after the Commencement Date in a manner which reasonably permits (i) Tenant to prepare the office portion of the Premises for Tenant’s occupancy (i.e., Tenant shall be able to build out walls, carpet and paint during said period) and (ii) Tenant and Landlord to each utilize the warehouse portion for conduct of business. Upon Tenant’s delivery of the Subleased Premises, Landlord shall promptly vacate the Premises and leave such areas occupied by Landlord in vacant broom clean condition (unless otherwise mutually agreed.  During this period of co-occupancy, Landlord and Tenant shall cooperate with each other so as not to unreasonably interfere with Landlord’s conduct of its business from the Premises nor Tenant’s performance of the work set forth in “(i)” above.

C.        Notwithstanding anything to the contrary set forth herein, Tenant may, upon Landlord’s prior consent, which consent shall not unreasonably be withheld, enter upon the Premises commencing on the Lease Date at Tenant’s own risk solely for the purpose of installing wiring, data and telephone cabling and installation of a temperature monitor for the warehouse (“Early Occupancy”).  Tenant agrees that it shall not in any way interfere with the progress of Landlord’s Work or Landlord’s business  by such Early Occupancy.  Should such Early Occupancy prove an impediment to the progress of Landlord’s Work, in Landlord’s reasonable judgment, Landlord may demand that Tenant forthwith vacate the Premises or take other steps to cease the interference until such time as Landlord’s Work is complete, and Tenant shall immediately comply with this demand.  During the course of any Early Occupancy, whether such Early Occupancy arises because of an obligation of construction on the part of Tenant, or otherwise, all terms and conditions of this Lease shall apply, except those regarding the start of the Commencement Date and the obligation to pay Minimum Annual Rent and Additional Rent. Such Early Occupancy will not affect the start of the Commencement Date or the Term of this Lease except as expressly provided herein.  Notwithstanding the foregoing, in the event Landlord shall be delayed in the commencement or performance of Landlord’s Work by reason of Tenant’s Delays, the Commencement Date shall be retroactively adjusted by the number of days, if any, by which commencement or performance of Landlord’s Work shall have been delayed by Tenant.

1.03    Options to Renew. A.  Provided Tenant is not in default under this Lease, beyond notice and the expiration of any applicable cure period, both at the time of exercise of a Renewal Option (as hereinafter defined) or at the commencement of a Renewal Term (as hereinafter defined), Tenant shall have the right (each, a “Renewal Option”) to extend the Term of this Lease for two (2) additional periods of five (5) years each (the “Renewal Terms” and each, a “Renewal Term”) upon the terms and conditions set forth herein.

B.       The Renewal Terms shall commence as of the day following the Expiration Date or expiration of the first Renewal Term, as applicable, and shall expire on the day preceding the fifth (5th) anniversary of the applicable Renewal Term (the “Renewal Term Expiration Date” or the “Second Renewal Term Expiration Date”, as applicable), or such earlier date upon which this Lease may be terminated as herein provided.

C.       A Renewal Option may be exercised only by Tenant giving Landlord written notice (the “Renewal Notice”) of such exercise at least six (6) months prior to the Expiration Date or Renewal Term Expiration Date, as applicable. TIME SHALL BE OF THE ESSENCE with respect to the giving of the Renewal Notice by Tenant to Landlord.

D.       If Tenant shall validly exercise a Renewal Option in accordance with the provisions of this Section 1.04, then this Lease shall be extended for the applicable Renewal Term upon all of the same terms, covenants and conditions contained in this Lease (other than for any provisions relating to Landlord’s obligation to perform any construction or other work to prepare the Premises or to grant or give rent credits or allowances or other allowances or credits of any kind, if applicable), except that during each Renewal Term, the Minimum Annual Rent shall be as set forth in Section 1.09 of the Basic Lease Information.

E.       Should Tenant validly exercise a Renewal Option, then all references to “Term” in the Lease shall include the applicable Renewal Term and all references to “Expiration Date” in the Lease shall include the Renewal Term Expiration Date and Second Renewal Term Expiration Date, as applicable.

ARTICLE 2
RENT/ADDITIONAL RENT

2.01    Minimum Annual Rent.  Commencing on the Rent Commencement Date and continuing throughout the Term, Tenant shall pay the Minimum Annual Rent set forth in the Basic Lease Information in advance, equal monthly installments on or before the first day of each month during the Term, without notice, demand, setoff or deduction, except as otherwise set forth herein.  If the Rent Commencement Date is other than the first day of a month, Tenant shall pay on the Rent Commencement Date a partial Minimum Annual Rent payment for such first fractional month, prorated on a per diem basis, and thereafter Minimum Annual Rent payments will be made not later than the first day of each calendar month.   Tenant shall pay to Landlord the first four (4) full monthly installments of Minimum Annual Rent, in the amount of $289,000.00, upon execution hereof, in addition to the Security Deposit, which Minimum Annual Rent shall be applied against the Minimum Annual Rent first due.

2.02   Additional Rent.   In addition to Minimum Annual Rent, Tenant shall pay, as additional rent, all rents, charges and other sums of money required to be paid by Tenant under this Lease (collectively “Additional Rent”), whether or not designated as “Additional Rent”,  upon thirty (30) days prior written notice.  Landlord shall have the same remedies against Tenant for failure to pay Additional Rent as if Tenant failed to pay Minimum Annual Rent.

2.03   Late Charges.  If Tenant fails to pay any sums required under this Lease within ten (10) days after the date the same becomes due, then Tenant shall pay to Landlord a late charge equal to five (5) cents per each dollar overdue.  Acceptance of the late charge will not constitute a waiver of Tenant’s default relating to such nonpayment by Tenant nor will it prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease or at law.  In addition, all past due sums in excess of thirty (30) days will bear interest at the Default Rate.  The “Default Rate” means the rate of 4 percentage points over the Prime Rate.  “Prime Rate” means the “Prime Rate” of interest published in the “Money Rates” column of The Wall Street Journal on the first business day of each month, or a reasonably comparable substitute reasonably identified by Landlord.  If any check tendered by Tenant to Landlord is not honored on initial presentation, Tenant shall pay Landlord the greater of $200 or the amount Landlord’s bank charges Landlord for processing such returned check, and, should the same happen more than twice, thereafter Landlord shall have the right to require Tenant to make subsequent rent payments by wire transfer of immediately available funds.

ARTICLE 3
REAL ESTATE TAXES

3.01   Taxes Defined.  For purposes of this Lease, the term “Taxes” or “Real Estate Taxes” shall mean all general ad valorem real estate taxes,  payments in lieu of taxes, assessments, charges, excises and levies, water and sewer rents and impositions and charges of every kind whatsoever, extraordinary as well as ordinary, foreseeable and unforeseeable, which are assessed, levied, charged or imposed upon or with respect to the Premises or any portion thereof during and applicable to the Term, but excluding any income taxes measured by the income of Landlord from the operation of the Premises. In addition, Taxes shall not include excess profit taxes, franchise taxes or similar taxes on Landlord’s business, such as the following taxes:  inheritance taxes, gift taxes, transfer taxes, franchise taxes, excise taxes, net income taxes, profit taxes, capital levies, late payment charges and penalties, intangible taxes or other non-rent based taxes assessed against the Landlord entity.  Landlord shall remain responsible for any installment of any assessment imposed prior to the Commencement Date which is payable on an installment basis during the Term and Tenant shall be responsible for any installment due during the Term. Landlord represents that there are no assessments affecting the Premises as of the Effective Date. Notwithstanding the foregoing, in the event that at any time during the Term, under the laws of the United States, the State of New York, or any political subdivision thereof in which the Premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed against the Landlord or the property in which comprising the Premises are situated as a substitute in whole or in part for the Taxes or in addition to the Taxes, the same shall be deemed to be Taxes as herein provided.  A tax bill issued by the Office of the Receiver of Taxes for the Premises or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of Taxes or installments thereof.  Additionally, if, at any time during the Term, the method of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute to or in addition to the whole or any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed: (i) a tax on the rents received from real estate (other than income or other similar taxes); or, (ii) a license fee measured by the rent receivable by Landlord for the Premises or any portion thereof; or, (iii) a tax or license fee imposed on Landlord which is otherwise measured by or based, in whole or in part, upon the value of the Premises or any portion thereof; or, (iv) any other tax or levy imposed in lieu of or as a supplement to Taxes which are in existence as of the date of execution of this Lease, then the same shall be included in the computation of Taxes hereunder to the extent the Taxes are directly attributable to the Premises (for which Tenant shall be responsible to pay in accordance with Section 3.03 below), computed as if the amount of such tax or fee so payable were then due if the Premises were the only property of Landlord subject thereto.

3.02    Tenant’s Share of Taxes.  During the Term, Tenant shall pay to  Landlord, as Additional Rent, the Taxes within thirty (30) days of Landlord rendering a bill therefor.  Alternatively, at Landlord’s option, beginning on the first full month following the Rent Commencement Date, Tenant shall make monthly payments of the Taxes in advance on the first day of each month, in an amount reasonably estimated in writing by Landlord to be Tenant’s monthly share of Taxes.  Upon twenty (20) days’ written notice from Landlord, such monthly installments will increase or decrease to reflect the then current estimate of the amount of any Taxes due.  When Landlord determines the actual amount of Taxes for any calendar year, Landlord shall notify Tenant of such amount and the monthly amount to be paid for such calendar year shall be adjusted.  Within 120 days after the end of each calendar year during the Term, Landlord shall give Tenant a statement showing the: (i) the actual amount of Taxes due for the calendar year, (ii) the amount of Taxes paid by Tenant during such year and (iii) the amount Tenant owes Landlord or Landlord owes Tenant towards such Taxes.  If the statement shows that the actual amount Tenant owes for the calendar year is less than the amount actually paid by Tenant during such calendar year (the “Tax Overpayment”), Landlord shall pay the difference to Tenant or credit the Tax Overpayment against Minimum Annual Rent and/or Additional Rent for the succeeding month.  If the statement shows that the actual amount Tenant owes is more than the amount actually paid by Tenant during the calendar year, Tenant shall pay the difference (the “Tax Underpayment”).  The Tax Overpayment or Tax Underpayment shall be paid within thirty (30) days after the statement is delivered to Tenant, which obligations shall survive termination of this Lease for a period of two (2) years. Taxes for any partial calendar year or partial month will be prorated on a per diem basis.  Tenant may not inspect or audit Landlord’s records of Taxes; however, upon written request by Tenant, Landlord shall furnish Tenant with a copy of all Landlord’s tax bills relating to Taxes.  Tenant may contest Taxes but only after Tenant has requested in writing, that Landlord  do so and Landlord will not agree.  Any net recovery received in a contest relating to Taxes shall be credited against Tenant’s obligation to pay Taxes or other rent items, or, if the excess relates to the last year of the Term, Landlord shall refund such amount to Tenant.  Landlord acknowledges and confirms that Tenant intends to enter into a straight-lease transaction with the Suffolk County Industrial Development  Agency (the “IDA Transaction”) in order to receive certain real property tax abatements and that pursuant to which Tenant will be required to make payments in lieu of taxes with respect to the Premises (the “PILOT Payments”). Landlord confirms that to the extent Tenant is entitled to any abatements, concessions or other accommodations in respect of the Premises, Tenant shall be permitted to utilize same for Tenant’s sole benefit. Tenant shall receive a credit for all PILOT Payments against amounts due under this Section.  Tenant shall be solely responsible for all costs associated with the IDA Transaction.   Landlord agrees to sign any reasonable documentation relating to the IDA Transaction to the extent required to effectuate same.  In addition, Tenant shall be entitled to appeal and/or contest any Taxes only if the right to contest is limited to Tenant in the documents entered into with respect to the IDA Transaction.

3.03   Taxes on Tenant’s Property.  Tenant shall pay when due all taxes, assessments, license fees and public charges imposed on its interest in this Lease, business operation, trade fixtures and other personal property, and tenant improvements in or on the Premises.  In the event any such items are levied against Landlord or Landlord’s property, then (a) such assessment will be equitably divided between Landlord and Tenant so that Tenant shall be responsible for only its equitable portion of such assessment, and (b)Tenant shall pay to Landlord within thirty (30) days of billing, as Additional Rent, that part of such taxes for which Tenant is responsible for under this Lease.  No taxes or other charges paid by Tenant under this Section shall be included within Taxes of which Tenant is required to pay a share under the above sections of this Article.

3.04    Sewer Usage Fees.  With respect to any sewer usage fees itemized in any tax bill or separate bill, Tenant shall be responsible for same.

ARTICLE 4
CONDITION AND REMODELING

4.01    Condition of Premises/Landlord’s Work.  Tenant agrees to accept the Premises in “AS IS” condition as existing on the Commencement Date and agrees that Landlord has made no representations or warranties as to the condition of the Premises, or the value thereof or the utility thereof or usefulness for any particular purpose or any other matter or thing relating in any way to the Premises, Building or Land, other than as specifically provided in this Lease.  Tenant acknowledges that Landlord has not made and does not make, and Tenant is not relying upon, any representations or warranties as to the physical condition, quality, value or character or other matter relating to or affecting the Premises, or the Building other than those contained in this Lease.  Notwithstanding the foregoing, Landlord agrees to perform the work in the Premises as set forth on Exhibit B annexed hereto and made a part hereof (“Landlord’s Work”).

4.02   Tenant’s Work.  All installations, materials and work which may be undertaken by or on behalf of Tenant to prepare, equip, decorate and furnish the Premises for Tenant’s use or occupancy (collectively, “Tenant’s Work”) shall be performed, at Tenant’s expense, in accordance with this Article 4 and in accordance with all applicable Federal, State and local laws, regulations, ordinances and codes, including the Americans with Disabilities Act (“Laws”).  Tenant shall fully prepare the Premises, in accordance with any reasonable rules and regulations of Landlord attached hereto as Exhibit C.  Tenant’s Work shall be performed in a first-class and workmanlike manner, incorporating only new or like-new materials.

4.03    Plans and Specifications.  A.  Before undertaking any alterations, Tenant shall submit to Landlord for approval, plans and specifications (“Tenant’s Plans”) prepared by a licensed architect whom Tenant shall retain, at its sole cost and expense, for the preparation of its plans showing all of Tenant’s Work.  Within ten (10) days following receipt of Tenant’s Plans and five (5) days for resubmissions, Landlord shall notify Tenant of any changes reasonably required by Landlord.  Promptly following receipt of Landlord’s notice, Tenant shall revise Tenant’s Plans to incorporate Landlord’s required changes and shall deliver the revised plans to Landlord within seven (7) days following receipt of Landlord’s notice.  If Landlord requires further changes to Tenant’s Plans, Tenant shall similarly revise and resubmit them to Landlord within an additional period of five (5) business days.  Tenant may not begin any work in the Premises until Tenant receives Landlord’s approval (which may be given via e-mail) of Tenant’s Plans, which approval shall not be unreasonably withheld.  Tenant shall pay Landlord for all actual and out-of-pocket costs associated with Landlord’s third party consultant’s review of Tenant’s Plans (“Plan Review Fee”).

B.       Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises, including Tenant’s Plans, shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

4.04    General Requirements.  In performing Tenant’s Work, Tenant shall comply with the following requirements:

(a)      Tenant may not permit its contractors to commence any work until all insurance required by this Lease has been obtained and certificates of such insurance have been delivered to Landlord. Tenant shall cause its contractors, subcontractors and consultants to maintain during the period of construction and fixturing work within the Premises the following insurance:  (i) “All Risk” Builder’s Risk Insurance covering the full replacement value of all work done and fixtures and equipment installed at the Premises; (ii) Commercial General Liability Insurance, including products and completed operations and Automobile Liability Insurance (including owned, hired and non-owned liability) with $1,000,000.00 limits per occurrence and $2,000,000.00 in the aggregate; (iii) Worker’s Compensation as required by the laws of the State of New York, New York Disability and Employer’s Liability Insurance with a limit of not less than $1,000,000.00 per occurrence; and (iv) all risk property insurance on contractor’s tools and equipment, whether owned or leased, brought onto or used in connection with work on the Premises. The Commercial General Liability Insurance shall include Landlord as an additional insured.  All policies of insurance required by this Section shall in all other respects be kept and maintained in accordance with the provisions of Article 6 relating to insurance maintained by Tenant under this Lease.

(b)      All utility charges in connection with Tenant’s Work shall be at Tenant’s expense.  Tenant’s Work shall comply with all applicable Laws.  Tenant shall obtain at its expense all permits and pay all fees required by public authorities or utility companies in connection with Tenant’s Work and, if applicable, Landlord shall cooperate with Tenant in obtaining any permits, and/or approvals, at no cost to Landlord.

(c)       Tenant shall maintain the Premises in a clean and orderly condition during.

(d)       Intentionally omitted.

(e)      Landlord shall have the right to enter the Premises during construction and after notice (unless in the event of an emergency) and failure of Tenant to take such steps Landlord reasonably deems necessary to assure the proper performance of Tenant’s Work for the protection of the Building.  In such instances, Landlord shall have the right to perform any portion of Tenant’s Work that Landlord reasonably determines should be performed immediately and on an emergency basis for the best interests of the Building, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, and removing unduly accumulated construction material and debris.  Landlord shall notify Tenant of any such work prior to undertaking same.  Tenant shall reimburse Landlord the reasonable cost of such work within thirty (30) days of billing.  Landlord shall not charge a management fee.

4.05    Alterations.   Tenant may make alterations to the Premises subject to the conditions and limitations set forth in this Lease.  All alterations will be at Tenant’s expense.  Tenant shall not perform any of the following alterations to the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed: (a) any nonstructural alterations costing in excess of $50,000.00; (b) any alterations involving structural alterations or additions; (c) any alterations affecting the exterior, mechanical systems, exterior walls, floors or ceilings of the Premises; and (d) any alterations that require or result in any penetration into or through the roof or the floor of the Premises.  Tenant shall give Landlord at least ten (10) days prior written notice before starting any alterations to the Premises, whether or not Landlord’s consent is required by this Lease.

4.06    Signs; Displays.  All signs (if any) placed on the exterior of the Premises shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and in accordance with all Laws.

4.07    Mechanic’s Liens.

(a)      Tenant may not cause, suffer or permit, and shall have no authority to create, any liens for labor or materials on the interest of Landlord in the Premises. Notwithstanding anything in this Lease to the contrary, the interest of Landlord shall not be subject to liens for improvements made by the Tenant. All other persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Premises and all materialmen, contractors, subcontractors, mechanics and laborers are charged with notice that they must look only to Tenant and to Tenant’s interest in the Premises to secure payment of any bill for work done or materials furnished at the request or instruction of Tenant.  Nothing in this Lease shall be construed as in any way constituting a consent, request or requirement by Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Premises or to any buildings or improvements thereon, or to any part thereof.

(b)      If a lien is filed and Landlord has not provided a copy of such filing to Tenant, Tenant shall notify Landlord in writing within five (5) days of Tenant’s receiving actual notice of such lien.  Tenant may contest the lien in good faith, but, even if Tenant contests the lien, within thirty (30) days of Tenant’s actual notice of such lien, Tenant shall have the lien released of record by payment, bond, court order, or otherwise.  If Tenant fails to release of record any such lien within the above period, then, at its option, Landlord may pay the claim or post a bond or pursue the foreclosure of the lien.  Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien prohibited by this Section. Any payments, costs and expenses, including without limitation reasonable attorney’s fees and expenses incurred by Landlord, shall be paid by Tenant as Additional Rent within thirty (30) days of billing.

4.08    Emergency Generators. Notwithstanding anything to the contrary set forth in this Article 4, Tenant shall have the right, at its sole cost and expense, to install emergency generators at the Premises (the “Emergency Generators”), and perform all infrastructure work to the Premises which is required to permit connection of the Building to the Emergency Generators.  All such work necessary to install and connect the Emergency Generators shall be performed in accordance with the requirements of this Article 4, including but not limited to the obligation of Tenant to obtain Landlord’s consent to the work to be performed; shall be performed in compliance with Laws and; shall not adversely affect the mechanical, plumbing and electrical systems in the Building. Tenant shall be permitted to remove said Emergency Generator at the end of the Term and repair any damage caused by the removal and restoration of any affected infrastructure.

ARTICLE 5
INSURANCE, SUBROGATION AND INDEMNITY
5.01    Tenant’s Insurance.

(a)       Tenant shall keep in force, with companies licensed to do business in the State of New York, during the Term and such other times as Tenant occupies the Premises, the following insurance: (i) Commercial General Liability Insurance on the Premises to afford protection against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Premises, in an amount not less than $1,000,000 for injury or death arising out of any one occurrence, and $1,000,000 for damage to property in respect of one occurrence, or in any increased amount reasonably required by Landlord; (ii) Business Auto Liability Insurance which insures against bodily injury and property damage claims arising out of ownership, maintenance or use of any type of automobile, and which affords limits of not less than $1,000,000.00 per occurrence; (iii) Workers Compensation Insurance in statutory limits for all employees and Employers Liability Insurance which affords limits of not less than $1,000,000 each coverage and policy limit; (iv) Umbrella Excess Liability insurance, on an occurrence basis, that applies in excess of the required general liability, business auto, and employers liability insurance, and which insures against bodily injury, property damage, personal injury, and advertising injury claims with limits of $5,000,000 each occurrence; and (v) “All Risk” property insurance, including, sprinkler leakage and plate glass coverage, including sprinkler leakage and plate glass coverage, covering all of Tenant’s trade fixtures, furniture, furnishings, and equipment not affixed to the Premises, HVAC System serving the Premises, and covering all of the improvements installed in the Premises by or for Tenant, in an amount not less than 100% of the replacement cost thereof, without co-insurance; and (vi) Business Interruption Insurance with limits of not less than 100% of twelve (12) months of Minimum Annual Rent and Additional Rent.  Notwithstanding anything to the contrary set forth in this Section 5.01(a), Tenant shall increase the limits of its policy of Commercial General Liability Insurance in the event Landlord’s lender requires Tenant to maintain higher limits than what is set forth in this Section, provided such amounts are commercially reasonable.

(b)      Tenant shall deliver to Landlord, certificates of the insurance required by this Section during the Term, so that Landlord always has a current certificate.  Tenant may maintain coverage under a policy of blanket insurance which meets the requirements of this Section and which provides that any general aggregate limit under Tenant’s liability insurance applies separately to the Premises and other locations of Tenant. The insurance company or companies providing Tenant’s insurance will have a Best Rating of A-VIII or better.  If Tenant breaches its obligation to obtain and keep in effect any insurance required by this Section, Tenant shall indemnify and hold Landlord harmless against any loss that would have been covered by such insurance.

5.02    Notice to Landlord. Tenant shall ensure that the policies of insurance and certificates required by this Section shall provide that each policy of Tenant will not be subject to cancellation or termination, except upon not less than thirty (30) days prior written notice to Landlord (ten (10) days for non-payment).  The Commercial General Liability Insurance policies of Tenant shall name Landlord as additional insured (and any other person or entity as may be reasonably requested by Landlord in writing).  Such insurance will be primary, non-contributory and not in excess of any other coverage maintained by Landlord or any other party.  Tenant shall provide Landlord with thirty (30) days prior written notice of any material change to Tenant’s policies, which change would have an adverse effect on Landlord.

5.03    Increased Premiums.  Provided it has notice of such policies and provisions, Tenant may not do or authorize to be done anything that will violate the provisions of Landlord’s insurance policies or prevent Landlord from procuring policies in amounts and companies reasonably selected by Landlord. If anything Tenant does, authorizes or fails to do causes an increase in Landlord’s insurance premiums in violation of this provision, Tenant shall pay the amount of such increase to Landlord within thirty (30) days after billing.  Tenant shall, at its expense, comply with all requirements of the insurance underwriters or any governmental authority having jurisdiction which are necessary for the maintenance by Landlord of reasonable “All Risk” property insurance.

5.04    Subrogation.  Each party, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the other party and the officers, employees, agents, servants or invitees of the other party, for  damage to or destruction of real or personal property to the extent caused by any peril normally covered under “All Risk” policies of insurance issued in the geographic area in which the Building is located (whether or not such party actually carries such insurance policies), or by any peril actually covered under the property insurance maintained by such party.  This waiver will be complete and total, even if such loss or damage may have been caused by the negligence (but not gross negligence or willful misconduct) of the other party, its officers, employees, agents,  servants or invitees and will not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason for such deficiency in proceeds.  However, if one party’s insurance carrier prohibits waiver of subrogation, then the other party’s release and waiver will become null and void, it being understood that in this instance each waiver is given in consideration for the other.  Each party covenants that it will use its best efforts to ensure that its insurance policies will contain waiver of subrogation endorsements, and that if such endorsements are about to become unavailable, it will give the other party not less than thirty (30) days prior written notice of such impending unavailability.

5.05    Indemnification.  A.  Absent Landlord’s negligence, willful misconduct or intentional acts, Tenant shall indemnify, save harmless and, at Landlord’s option, defend Landlord, Landlord’s management agent, if any, and mortgagee, if any, and their respective principals, officers, agents, servants, employees, and contractors from and against all claims, actions, damages, liability and expense, including without limitation reasonable attorneys’ fees and expenses incurred by Landlord (but excluding consequential damages except as otherwise provided in Section 18.02) in connection with any loss of life, personal injury or damage to property or business arising out of the operations, the condition, use, maintenance, repair or occupancy of the Premises by Tenant, its agents, employees and invitees, or in any way arising out of the activities of Tenant in or about the Premises or of Tenant or its sublessees or their respective agents, employees, servants, invitees or contractors.

B.       Landlord shall indemnify, hold harmless and defend Tenant and its agents, officers, directors and employees from and against any and all liability, loss, damage, costs or expenses (including court costs and reasonable attorney’s fees, consultants and witness fees, but excluding consequential or punitive damages, contribution, injunction or any other kind of relief) to the extent any of them are caused by, arise out of, or result from the negligence or willful or intentional actions or omissions of Landlord, its agents, contractors or employees.

5.06    Waiver and Release. Subject to Section 5.04 and Section 14.01, unless and then solely to the extent that such damage is caused by the negligence, willful misconduct of Landlord or its agents, servants, employees or contractors or default of Landlord under the Lease,  neither Landlord, nor its agents, servants, employees or contractors will be liable for, and Tenant hereby waives and releases all claims for loss of life, personal injury or damage to property or business sustained by Tenant or any person claiming through Tenant resulting from any accident, casualty or occurrence in or upon any part of the Premises, including without limitation claims or damage resulting from: any equipment or appurtenances becoming out of repair;  injury done or caused by wind, water or other natural element; any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, porches, railings or walks; broken glass;  the backing up of any sewer or downspout;  the bursting, leaking, or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in or about the Premises;  the escape of steam or hot water;  water, snow or ice being upon or coming through the roof or any other place on or near the Premises; the falling of any fixture, plaster, ceiling tile or stucco;  damage to or loss by theft or otherwise of property of Tenant or others; and acts or omissions of persons in the Premises.

5.07    Landlord’s Insurance. In addition to the above insurance to be maintained by Tenant, Tenant shall pay to Landlord, as Additional Rent, and within thirty (30) days of written demand therefor, the amount of the premiums paid by Landlord for is All Risk insurance maintained on the Building [we will provide a breakdown of what Landlord’s insurance covers.]

ARTICLE 6
CONDUCT OF BUSINESS BY TENANT

6.01    Use of the Premises.  Tenant shall use the Premises solely for the Permitted Use specified in the Basic Lease Information.

6.02    Use Restrictions.  Tenant may not use or permit any person to use the Premises in violation of any applicable Laws. Landlord represents and warrants that, to the best of its knowledge, as of the Commencement Date, the Premises shall be in compliance with all applicable Laws.  Landlord shall be responsible for the cost of compliance in the case of violations which existed on the Commencement Date, unless such violations were as the result of the acts or omissions of Tenant, its agents and/or employees during the Early Occupancy, and further provided that Tenant shall not be required to make or pay the cost of structural repairs to the Premises, unless necessitated due to the acts or omissions of Tenant, its agents, and or employees during the Early Occupancy.

6.03    Conditions of Use.  Tenant shall:  store and dispose of trash, at Tenant’s cost, in odor proof containers; keep the Premises clean, free of insects, pests, objectionable noises, odors or nuisances; keep all mechanical equipment in good working order and condition; and comply with all applicable Laws, including without limitation those with authority over insurance rates, with respect to the use or occupancy of the Premises.

6.04    Rules and Regulations. Landlord may at any time upon ten (10) days prior written notice, adopt reasonable rules and regulations applicable to the Premises and  Tenant shall comply with the same.  Landlord agrees that any such rules and regulations (a) shall be applied uniformly to substantially all tenants of the Building, and (b) shall neither increase nor decrease Tenant’s rights as expressly provided under this Lease. The rules and regulations in effect as of the date of this Lease are attached hereto as Exhibit C.

ARTICLE 7
REPAIRS AND MAINTENANCE

7.01   Tenant’s Obligations. (a) Tenant, at its cost and expense, shall keep all parts of the Premises not required to be maintained by Landlord under this Article 7 in good order and repair, in a safe, clean and orderly condition, including without limitation reasonable periodic painting and making all non-structural repairs and replacement to the Premises and its component systems.  The foregoing shall obligate Tenant to repair, maintain and replace, without limitation, all entrances and vestibules, partitions, the glass in all doors and windows of the Premises, all interior portions of the Premises, all fixtures and signs, as well as all plumbing, electrical, sprinkler, heating, ventilation and air conditioning systems (“HVAC”), mechanical systems, sewer lines.  Tenant shall cause the Premises to comply with all applicable Laws.  If Tenant fails to perform Tenant’s obligations under this Section 7.01 within thirty (30) days following written notice from Landlord, then Landlord will have the right at its option to perform such work.  In such event, Tenant shall reimburse Landlord for the actual, reasonable costs incurred by Landlord in performing such work within thirty (30) days after billing, together with an administrative fee equal to 10% of the cost of such work to reimburse Landlord for its administrative expense, as Additional Rent under this Lease.

(b)      Tenant, at its sole cost and expense, shall secure from a licensed and reputable HVAC contractor a complete service and maintenance contract for the HVAC system serving the Premises, which shall provide, among other things, for the changing of filters at least quarterly, the periodic oiling of the equipment where required, the tightening of belts, the filling of pitch pans and the sealing of water leaks, provided, however, that the securing of such service contract by Tenant shall not relieve Tenant of its obligation to maintain and repair such equipment as above provided.  A current copy of said service agreement, or a certificate evidencing same, shall be provided to Landlord upon Landlord’s request therefor.  All of such repairs shall be performed and installed in compliance with Laws. Notwithstanding the foregoing, should the cost of any repair or replacement to any of the HVAC equipment exceed fifty (50% percent  of the cost of installing a new and comparable piece of HVAC equipment, Landlord shall be responsible for the replacement cost of such equipment or the replacement of the HVAC unit.

(c)      Additionally, Tenant shall, at its sole cost and expense, maintain and repair the all portions of the Land and exterior of the Building, including but not limited to, all parking areas and facilities, driveways, walkways, curbs, loading areas, landscaping, sidewalks, parking area and outdoor lighting and keep the foregoing in good condition throughout the Term.

7.02    Landlord’s Obligations.  Landlord shall, at its sole cost and expense, keep the foundations, roof and structural portions of the walls of the Premises, in good order, repair and condition, except for damage thereto caused by the negligence or willful misconduct of Tenant, its agents, servants, employees, or contractors, or caused by any use of the Premises by Tenant or by alterations, additions or improvements made by Tenant or anyone claiming through Tenant.  Landlord shall begin the required repairs as soon as reasonably possible after receipt of written notice from Tenant or after Landlord has actual knowledge of the need for such repairs.  Landlord represents that as of the Effective Date, there are no active water leaks in the Building. The provisions of this Section 7.02 shall not apply in the event of casualty or condemnation.

7.03    Tenant’s Self-Help Rights.  If Landlord shall fail to make any repairs on Landlord’s part to be performed pursuant to Section 7.02 of this Lease and (a) the failure to make such repairs materially and adversely impairs Tenant’s ability to use the Premises for the operation of its business in accordance with the terms of this Lease, (b) said repairs are not necessitated by, and such failure is not caused by, the actions of Tenant, Tenant’s contractors, servants, employees, invitees or licensees, or any of their respective agents or employees, (c) Tenant is not in default of any provision of this Lease, beyond the expiration of applicable notice and cure periods, at the time any notices of Landlord’s failure are given or any self-help rights are exercised and (d) Tenant has not assigned the Lease without the approval of Landlord required under this Lease (any such failure of repairs satisfying the above conditions a “Landlord’s Default”), then, subject to the further terms and conditions below, Tenant shall have the rights of self-help and reimbursement provided below.

1.        In the event of a Landlord’s Default, Tenant shall immediately notify Landlord and any superior mortgagee in writing identifying the required and outstanding repairs giving rise to such Landlord’s Default with reasonable specificity and being labeled “URGENT IMMEDIATE ACTION REQUIRED” in bold capital letters in type no smaller than 14 point on the first page of such notice (a “Tenant’s Default Notice”).

2.         If Landlord fails to commence the remedy of said Landlord’s Default (a) within the applicable notice and cure period for such default expressly provided in this Lease, or (b), in the absence of an expressly provided notice and cure period so provided, within thirty (30) days after receipt of Tenant’s Default Notice and Landlord’s failure to commence to cure such default within such period, or (c), if the Landlord’s Default is of such a nature that it cannot be completely remedied within said period thirty (30) day period and Landlord shall not commence within said period of thirty (30) days or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default, then, if Tenant intends to avail itself of self-help, Tenant shall immediately notify Landlord and any superior mortgagee in writing no later than ten (10) days following the expiration of the applicable notice and cure period, identifying the required and outstanding repairs with reasonable specificity and stating that Tenant will undertake self-help remedies within no less than fifteen (15) days in bold capital letters in type no smaller than 14 point on the first page of such notice and, if Landlord fails to complete the cure of  the Landlord’s Default within such fifteen (15) day period (unless the cure of default is not capable of being completed within such fifteen (15) day period, in which case Landlord shall have such reasonable additional time to complete the cure), Tenant may perform the repairs necessary to cure said Landlord’s Default.

3.         In the event Tenant exercises its self-help rights provided in this Section 7.03, then provided the costs incurred by Tenant are competitive in the market area where the Premises are located, Landlord shall reimburse Tenant for the repair costs incurred by Tenant within sixty (60) days after written request from Tenant therefore (which request must be supported by paid receipts and an architect’s or engineer’s certificate stating that the repairs have been completed in good and workmanlike manner and in accordance with all applicable codes).

4.         Anything in this Lease to the contrary notwithstanding, Landlord agrees that in the event of an emergency which: (a)  poses the threat of imminent, severe damage to Tenant’s employees or to Tenant’s property; and (b) necessitates prompt maintenance, repair, or replacement of items which are otherwise required by this Lease to be maintained, repaired, or replaced by Landlord, then Tenant may at its option proceed forthwith to make repairs (“Emergency Repairs”) if (x) it is unable to notify Landlord of such emergency condition after using diligent efforts to contact Landlord and advise it of same, or (y) Landlord fails to make repairs promptly after being notified of the emergency condition.

5.         All work performed by Tenant pursuant to this Section 7.03 must (a) be performed at a reasonable and competitive cost and expense, (b) comply with all laws, (c) be done in a good and workmanlike manner, (d) be limited to only such repairs as are reasonable and necessary to rectify the material and adverse impact on Tenant’ ability to use the Premises for the conduct of its business, (e) shall be repairs only and shall not be an enhancement, upgrade, modification or extension of any system or service, and (f) otherwise be in compliance with the terms of this Lease.  Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, causes of action, damages and liabilities sustained by Landlord as a result of any such work performed by Tenant, its employees, agents or contractors, unless caused by the act or omission of Landlord.

7.04    Condition Upon Surrender.  Upon any surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and state of repair, ordinary wear and tear and damage by casualty excepted to the extent not required to be repaired by Tenant.  Tenant shall deliver all keys to the Premises and notify Landlord in writing of all combinations on locks, safes and vaults, if any, in the Premises which Landlord does not require Tenant to remove in accordance with Section 13.01 of this Lease

ARTICLE 8
UTILITY SERVICES

8.01    Utilities and Payments by Tenant.  All fees and charges for electricity, gas, water and all other utility services used or consumed in the Premises or in providing heating and air-conditioning to the Premises, including all sales and other taxes or fees applicable to the sale or supply of such utilities, shall be paid promptly by Tenant directly to the provider of the applicable utility, beginning on the earlier of the date possession of the Premises is delivered to Tenant or the Commencement Date.  Landlord shall provide Tenant with separate meters for gas, electricity and water.

8.02   Other Utility Services.  Neither Tenant nor its service providers shall place telecommunication or any other facilities on the roof or anywhere else outside the Premises without the prior written approval of Landlord not to be unreasonably withheld, conditioned or delayed.

8.03    Failure or Interruption.  Provided same does not result from Landlord’s negligence or willful acts, Landlord shall not be liable to Tenant for damages or otherwise if any utility or other service is unavailable, fails, or is interrupted, nor will any such unavailability, failure or interruption relieve Tenant from its obligations under this Lease

ARTICLE 9
ASSIGNMENT AND SUBLETTING

9.01    Transfers Requiring Landlord Consent.

(a)      Except as explicitly set forth in this Article, Tenant may not, without Landlord’s consent, which consent shall not unreasonably be withheld, conditioned or delayed as either directly or indirectly, either make or permit any of the following: an assignment of all or any portion of Tenant’s interest in this Lease; a sublease of all or any portion of the Premises; unless Tenant or its parent is a publicly traded company, a sale, assignment pledge or other transfer of shares of stock, partnership interests or other ownership interest in Tenant or any guarantor of this Lease resulting in a change in the voting control of Tenant or any guarantor; a sale, assignment, pledge or other transfer of an aggregate of more than 51% of the business assets of Tenant or any guarantor; a management or other agreement or arrangement under which Tenant permits any person other than a bona-fide employee of Tenant either to direct, manage or control the day-to-day operations of the business operated in the Premises or to participate in the income or profits derived therefrom; a hypothecation, mortgage, pledge or other grant of a security interest in this Lease; or an attachment, execution or other lien upon Tenant’s rights or interest under this Lease.

(b)      If Tenant shall desire to assign or sublet this Lease, Tenant shall, at least thirty (30) days prior to the effective date of any proposed assignment or sublet, by notice given as provided in Section 18.16 (“Tenant’s Notice”), furnish Landlord with (i) the name and address of the proposed assignee or sublessee; (ii) the terms, conditions and consideration of the proposed assignment or sublet; (iii)  current financial information with respect to the proposed assignee or sublessee, including, without limitation, a current finan-cial report; and (iv) any other information as Landlord may reasonably request with respect to the proposed assignee or sublessee.

(c)       The following conditions also must be complied with before any assignment or sublet may be permitted herein:

(A)	The assignment shall transfer to the assignee all of Tenant’s rights in, and interest under this Lease, including the security deposited hereunder.
(B)
At the time the request for Landlord’s consent to the assignment or sublet is made and at the time of such assignment or sublet, this Lease must be in full force and effect without any breach or default thereunder on the part of Tenant beyond notice and the expiration of any applicable cure period.

(C)
The assignee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant’s obligations under the Lease, including any accrued obligations at the time of the assignment.

(D)
A copy of the proposed assignment and the assumption agreement (both in form and content satisfactory to Landlord) together with a copy of corporate resolutions authorizing such assumption agreement, shall be delivered to Landlord.

(E)	A copy of the proposed sublease by sublandlord and subtenant shall be delivered to Landlord.
(F)	Such assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant, and any assignees, shall continue to be and remain liable thereunder.
(G)
Tenant shall pay, as Additional Rent, Landlord’s reasonable out-of-pocket costs incurred in connection with any subletting or assignment proposed by Tenant up to $2,500, whether or not consented to by Landlord, including, without limitation, reasonable attorneys’ fees and the costs of credit checks and reports. Such Additional Rent shall be payable by Tenant within ten (10) days after Landlord’s demand therefor.

Notwithstanding the foregoing to the contrary, Tenant may sublease up to twenty-five percent (25%) of the Premises on notice to Landlord  but without the requirement to obtain Landlord’s consent.

(d)      Landlord may accept rent from any occupant of the Premises and apply such sums to the rent payable by Tenant under this Lease, but no such acceptance of rent will constitute a waiver of any restriction contained in this Article or release Tenant from its obligations under this Lease.  Notwithstanding any assignment of this Lease or subletting of the Premises, Tenant shall remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and shall not be released in any manner; provided that, subject to Landlord’s lender’s consent, Tenant shall be released if the new tenant’s financial strength is greater than Tenant’s financial strength as of the Commencement Date or the effective date of the assignment, whichever is greater.

(e)       In the event of any assignment of this Lease or subletting of the Premises, Tenant shall pay Landlord monthly, as Additional Rent, fifty (50%) percent of the excess, if any, of the consideration (whether or not denoted as rent) payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable to Landlord pursuant to this Lease on a per square foot basis, provided Tenant shall be entitled to first deduct the reasonable and customary costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, rent concessions, advertising and marketing costs, commissions and legal fees.  Tenant shall pay such sums to Landlord within five (5) days of receipt of same.

9.02    Permitted Assignments.  Tenant will have the right to assign this Lease to an entity resulting from a merger or consolidation involving Tenant, to the parent or a bona-fide majority-owned subsidiary of Tenant, or to a person or entity acquiring substantially all of Tenant’s assets in a single transaction, but only if each of the following conditions is satisfied for any such assignment:  (a) Tenant is not in default under this Lease beyond any applicable cure period; (b) in the case of merger or consolidation, the resulting entity will thereafter have substantially all of the assets held by Tenant prior to such merger or consolidation and all of the assets of the businesses, or in the case of an assignment to a subsidiary, the subsidiary entity will thereafter continue to be owned by Tenant; (c) the transferee will have a net worth not less than the greater of the following: Tenant’s net worth as of the Lease Date, or as of the effective date of the assignment; (d) Tenant shall give Landlord prior written notice of the assignment if permitted by law, and a copy of any written document by which the assignment is effected or evidenced; (e) the transferee shall assume in writing the obligations of Tenant under this Lease; (f) the assigning Tenant will not be released from its obligations and liabilities under this Lease; (g) the Premises will continue to be operated only for the Permitted Use set forth in the Basic Lease Information; and (h) the transferee will have experience in successfully operating a similar business.

9.03    Permitted Stock Transactions.  If Tenant is not publicly traded, then, Tenant will have the right to sell all of its corporate stock or other ownership interests to a single purchaser in a single transaction, but only if each of the following conditions is satisfied for any such sale: (a) Tenant is not in default under this Lease beyond any applicable cure period and is open and operating in the Premises; (b) Tenant shall give Landlord prior written notice of the transaction; (c) immediately following the conclusion of the transaction, Tenant will have a net worth not less than the greater of the following: Tenant’s net worth as of the Lease Date, or as of the effective date of the assignment; (d) the Premises will continue to be operated only for the Permitted Use set forth in the Basic Lease Information; and (e) if any change in Tenant’s management occurs by reason of such sale, the new management will have experience in successfully operating a similar business.

ARTICLE 10
DAMAGE AND DESTRUCTION

10.01  Damage or Destruction to the Building.

(a)       If the Building is damaged or destroyed by fire or other casualty, subject to the limitations set forth below, Landlord shall repair such damage and Minimum Annual Rent and all other charges shall abate proportionately as to any portion of the Premises rendered untenantable from the date of the casualty until the earlier of (i) completion of Landlord’s required repairs or (ii) the date Tenant re-opens for business in the Building.  If Landlord fails to complete such required repairs within twelve (12) months following the casualty (or if the repairs are estimated to take more than twelve (12) months), Tenant will have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the end of such period.  In the event of such termination, the parties shall be released from all further obligations under this Lease except for accrued obligations then unpaid or unperformed.

(b)      If the Building damaged or destroyed by a fire or other casualty (i) to the extent the cost to replace the Building exceeds fifty (50%) percent of the value of the Building, or (ii) the casualty occurs during the last year of the Term, then either party shall have the right to terminate this Lease effective as of the date of such casualty by written notice to the other within sixty (60) days after the fire or other casualty.  In the event this Lease is so terminated, the parties shall be released from all further obligations under this Lease except for accrued obligations then unpaid or unperformed.

(c)      If Landlord is required to repair or reconstruct the Building pursuant to the provisions of this Lease, its obligation shall be limited to the construction to the level of Landlord’s Work.  Tenant shall submit to Landlord for its approval detailed plans and specifications for all other work not required to be performed by Landlord.  Upon approval of such plans and specifications and completion by Landlord of its work, Tenant shall promptly commence and diligently pursue to completion all work to restore the Premises to the condition immediately prior to the casualty, except for the work required by Landlord above.  If Tenant has closed for business, Tenant shall promptly reopen for business upon completion of Tenant’s work.

(d)      Tenant shall notify Landlord of any accident or damage occurring in, on or about the Premises as soon as possible but in no event later than seventy-two (72) hours after Tenant has actual knowledge of such accident or damage.  If Tenant fails to so notify Landlord, and Landlord’s insurance is detrimentally affected thereby, then in addition to all other rights and remedies available to Landlord under this Lease or at law or in equity, Landlord shall, at its option, be relieved of any of the obligations set forth in this Section 11.01  with respect to such accident or damage but only to the extent the insurance is detrimentally affected.

(e)      Notwithstanding anything contained herein to the contrary, absent Landlord’s gross negligence or willful misconduct, Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Premises.

ARTICLE 11
CONDEMNATION

11.01  Condemnation of the Premises.  If the entire Premises, or a substantial portion thereof, is acquired or condemned by right of eminent domain or conveyed in lieu of condemnation, then either Landlord or Tenant will have the right to terminate this Lease by written notice to the other within thirty (30) days following Landlord’s notice to Tenant of such taking or conveyance.  If this Lease is terminated under this Section, this Lease will terminate effective as of the date Tenant is required to deliver possession of the Premises or the applicable portion thereof or the date of taking, if earlier.  If this Lease is not terminated, within a reasonable time after possession is physically taken, the Premises shall be restored by Landlord  utilizing funds obtained from the condemnation.  Thereafter, the Minimum Annual Rent will be adjusted in proportion to the reduction in the floor area of the Premises.  If the remaining portion of the Premises are no longer suitable for Tenant’s business operations, Tenant may terminate this Lease upon written notice to Landlord.

11.02   Termination.  If this Lease is terminated as provided in this Article, the parties shall be released from all further obligations under this Lease except for accrued obligations then unpaid or unperformed.

11.03  Condemnation Awards.  In the event of any taking or conveyance, except as set forth below, Landlord shall be entitled to the entire award or compensation for such taking or conveyance, and Tenant hereby assigns to Landlord all rights to damages on account of any such taking or conveyance.  The above notwithstanding, Tenant may make a separate claim to the condemning authority as compensation for loss of Tenant’s equipment, personal property, relocation expenses, and the unamortized amount of leasehold improvements made to the Premises paid for by Tenant not reimbursed or paid by Landlord provided it does not reduce Landlord’s award.

ARTICLE 12
SUBORDINATION, ATTORNMENT AND ESTOPPEL

12.01  Subordination and Attornment.  (a) Subject to receipt of a SNDA, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”).  Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b)      Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s reasonable request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)      Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)      If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any Minimum Annual Rent or Additional Rent or advance rent which Tenant might have paid for more than one month in advance of the due date thereof to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment (provided to the extent Tenant has prepaid rent at the beginning of the Term Tenant shall be entitled to deduct same); (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement (subject to right to deduct as set forth in clause (2)); (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for amendments reflecting options exercised by Tenant set forth herein or those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord), except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building.

12.02  Non-Disturbance.  Notwithstanding anything to the contrary set forth in Section 12.01 above, promptly after execution, Landlord shall obtain and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the current holder of the existing mortgage encumbering the Property and, provided Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure period, any future lender holding a mortgage encumbering the Property on lender’s standard form.

12.03  Estoppel Certificate.  Within fifteen (15) days following written notice, Tenant shall execute and deliver to Landlord an estoppel certificate (a) ratifying this Lease; (b) confirming the Commencement Date and Expiration Date; and certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except as stated; (ii) that, to Tenant’s knowledge, all conditions and agreements under this Lease to be performed by Landlord have been satisfied, except as stated; (iii) that to the best of Tenant’s knowledge, Landlord is not in default under this Lease, except as stated; (iv) that to the best of Tenant’s knowledge, it has no defenses or offsets against the enforcement of this Lease, except as stated; (v) reciting the advance rent, if any, paid by Tenant and the date to which such rent has been paid;  (vi) reciting the amount of security deposited with Landlord, if any; and (vii) any other factual information relating to the Lease reasonably requested by Landlord.  Any such estoppel certificate may be relied upon by Landlord, by a lender or prospective lender or purchaser of Landlord.

Landlord shall at any time and from time to time, but in no event more than one time per year, within fifteen (15) days following written request therefor, execute, acknowledge and deliver to Tenant an estoppel certificate, in form reasonably satisfactory to Tenant, certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the dates to which rent has been paid in advance, if any; (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised; (iv) whether or not to the best of its knowledge, Landlord has given any notices that Tenant is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Landlord may have given notice; and (v) as to any other matters reasonably requested by Tenant, it being intended that any such certificate delivered pursuant to this Section 12.03 may be relied upon by any party which Tenant wishes to receive said estoppel certificate.

12.04  Additional Financial Information.  Within ten (10) days after receipt of written request from Landlord, Tenant shall forward to Landlord Tenant’s parent’s consolidated financials, in a form reasonably satisfactory to Landlord, certified by an independent public accountant.  Notwithstanding the foregoing to the contrary, in the event Tenant, or Tenant’s parent, is publicly traded, Landlord shall rely on the publicly available financial information to meet the foregoing obligation.

ARTICLE 13
FIXTURES AND PERSONAL PROPERTY

13.01  Tenant’s Property.  All trade fixtures, signs and other personal property of Tenant installed by and at the expense of Tenant will remain the property of Tenant.  Upon the expiration or earlier termination of this Lease, Tenant, at its expense, shall remove all of its trade fixtures, signs and other personal property from the Premises (including without limitation any vaults and safes, regardless of whether permanently affixed), and repair any damage to the Premises caused by such removal or otherwise caused by Tenant vacating the Premises.  At Landlord’s option, any such trade fixtures, signs and other personal property not removed by Tenant within five (5) days after the termination of this Lease shall become the property of Landlord without compensation therefor.  If Landlord gives Tenant notice to remove any such items following the expiration or earlier termination of this Lease, Tenant shall promptly remove such items.  If Tenant fails to remove such items, Landlord shall have the right to remove the same and repair any damage caused by such damage.  In such event, Tenant shall reimburse the reasonable costs incurred by Landlord in performing such work within thirty (30) days after billing, together with an administrative fee equal to ten (10%) percent of the cost of such work to reimburse Landlord for its administrative expenses in connection with such work, as Additional Rent under this Lease.

13.02  Improvements. All improvements to the Premises by Tenant, including without limitation all air conditioning, heating, lighting, electrical and plumbing equipment and fixtures, all wiring and other apparatus related thereto installed for or by Tenant, shall at the expiration of the Term become Landlord’s property and shall remain upon the Premises upon the expiration of this Lease.

ARTICLE 14
DEFAULT BY TENANT

14.01  Event of Default. This Lease, the Term and estate hereby granted are subject to the following limitations, and the following shall be “Events of Default” under this Lease:

(a)       if Tenant shall default in the payment of any Minimum Annual Rent or Additional Rent and such default shall continue for a period of ten (10) days after delivery of written notice from Landlord; or

(b)      if Tenant shall default in the performance of any term of this Lease on Tenant’s part to be performed (other than the payment of Minimum Annual Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days if Tenant shall not (x) promptly upon the giving by Landlord of such notice advise Landlord of Tenant’s intention to institute all steps necessary to remedy such situation, or (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same; or

(c)       if the Premises shall become vacant, deserted or abandoned for a period of thirty (30) consecutive days;

14.02  Remedies of Landlord.

(a)       Upon an Event of Default, Landlord may, at its option, terminate this Lease by written notice to Tenant and recover possession of the Premises, which written notice must be given at least five (5) days prior to the effective termination date.  In such event, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said five (5) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Section 14.02(b) below.

(b)       Upon an Event of Default, Landlord and/or Landlord’s agents may:

(i)      immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re‑enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable proceeding and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, and in no event shall re‑entry be deemed an acceptance of surrender of this Lease; and

(ii)      relet the whole or any part of the Premises from time to time, either in the name of Landlord, Tenant or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may reasonably determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability. Landlord, at Landlord’s option, may make such repairs, Improvements and other physical changes in and to the Premises as Landlord, in its discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(c)      If this Lease shall terminate as provided in Section 14.02(a) above, or by or under any summary proceedings or any other action or proceeding, or if Landlord shall re‑enter the Premises as provided in this Section 14.02, by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(i)
Tenant shall pay to Landlord all Minimum Annual Rent and Additional Rent to the date upon which this Lease shall have been terminated or to the date of re‑entry upon the Premises by Landlord, as the case may be;

(ii)
Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due at the time of such termination or re‑entry or, at Landlord’s option, against any damages payable by Tenant;

(iii)
Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re‑entry) and the net amount, if any, of rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of Section 14.02 (b)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease or Landlord’s re‑entry upon the Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting);

(iv)
Any deficiency in accordance with subdivision (iii) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Minimum Annual Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election; and

(v)
Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated damages and not as a penalty, a sum equal to the amount by which the Minimum Annual Rent and Additional Rent payable hereunder for the period to the Expiration Date from the earlier of (i) the last date to which all Rent payments have been made pursuant to (iv) above or otherwise, or (ii) the latest of the date of termination of this Lease, the date of re‑entry, or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or re‑entry), exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the rate of seven (7%) percent per annum to present worth.

(d)      The remedies specifically provided in this Lease are in addition to other remedies available to Landlord under applicable law.  Each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity.

(e)      The damages which Landlord may recover from Tenant include without limitation the following: reasonable costs of recovering and entering the Premises, including reasonable attorneys’ fees and expenses; reasonable costs of placing the Premises in leasable condition and re-leasing the same, including reasonable brokerage and attorneys’ fees and the remaining unamortized cost to Landlord, determined on a straight line basis over the original Term, of any construction, any unamortized rent concessions or offsets allowed to Tenant, any unamortized work performed by Landlord in the Premises to prepare the same for Tenant and reasonable brokerage and attorneys’ fees and expenses for this Lease.  Except as otherwise set forth herein, all damages shall be payable by Tenant to Landlord within thirty (30) days of billing as Additional Rent under this Lease.

(f)       Nothing in Section 14.02 shall be deemed to require Landlord to give the termination notice(s) therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notice(s) is for the purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate, and if Tenant thereafter remains in possession or occupancy it shall become a holdover tenant.

14.03  Counterclaims.  Tenant waives the right to assert any non-compulsory counterclaim in connection with any action by Landlord for possession of the Premises or collection of rents under this Lease.

14.04  Redemption. To the extent permitted by law, Tenant waives any and all rights of redemption granted under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains a court order granting it possession of the Premises due to Tenant’s default under this Lease or otherwise.

14.05  Accord and Satisfaction. Landlord may accept any payment made by or for Tenant and apply the same to such obligations of Tenant as Landlord may reasonably determine to be appropriate, without waiver of or prejudice to any rights of Landlord.  Landlord may deposit checks, whether sent to a lock box or otherwise, without reference to any statement or endorsement made thereon or in connection therewith, and Tenant agrees not to make any such statement or endorsement that purports to affect the rights or remedies of Landlord.  Neither any statement or endorsement made on or with any check or other payment, nor Landlord’s acceptance of such payment, shall constitute an accord or satisfaction or otherwise waive, release or affect the rights of Landlord to recover from Tenant all amounts owing under this Lease and to pursue any and all of its rights and remedies for a default of Tenant.

14.06  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO EACH WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED BY THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM FOR INJURY OR DAMAGE.

14.07  Venue and Jurisdiction.  Tenant consents and agrees that the courts of the state and county in which the Building is located shall have jurisdiction over its person in actions arising under or relating to this Lease. Tenant agrees that any action arising out of or relating to this Lease shall be brought in such state and waives any argument that such venue is improper.

14.08   Bankruptcy.

(a)      If a petition in bankruptcy or for the appointment for a receiver or trustee of all or any portion of Tenant’s property is filed against Tenant of this Lease in accordance with the United States Bankruptcy Code (the “Bankruptcy Code”) or any other statute either of the United States or of any state, and if Tenant fails to secure a discharge of the same within 60 days thereafter, or if Tenant voluntarily files any such petition or makes an assignment for the benefit of creditors, then to the extent permitted by applicable laws, Landlord shall have the right at its option to terminate this Lease.  In such event, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court will have the right to acquire or remain in possession of the Premises, and Landlord will have no further liability under this Lease to Tenant or any such person, and Tenant or any such person will immediately surrender possession of the Premises to Landlord.  If this Lease is so terminated, in addition to all other rights available to Landlord under this Lease, or by virtue of any applicable law, Landlord shall have the right to retain as liquidated damages any rent, security deposit and any other money received by Landlord from Tenant or others on behalf of Tenant.

(b)      If Tenant elects to assume this Lease in accordance with Section 365 of the Bankruptcy Code, as a condition to any such assumption, Tenant shall pay to Landlord on or prior to the effective date of the assumption all accrued and unpaid rent and other charges then due and payable under this Lease, together with all attorneys’ fees and expenses incurred by Landlord in connection with Tenant’s bankruptcy case.

(c)      As a condition to any assignment in accordance with the Bankruptcy Code, any person or entity to which this Lease is assigned (i) shall assume, and shall be deemed without further act to have assumed, all of the obligations of Tenant under this Lease from and after the date of the assignment, including without limitation payment of all rent and other charges to be paid under this Lease from and after the date of such assignment, regardless of whether such rent and extra charges relates to a period before or after the date of the assignment; and (ii) shall, upon Landlord’s request, promptly execute and deliver to Landlord an instrument confirming such assignment, in form and substance reasonably acceptable to Landlord.  As a further condition to any such assignment, Tenant shall furnish Landlord with adequate assurance of future performance of all the obligations of Tenant under this Lease as provided in Sections 365(b)(1)(C) and 365(b)(3) of the Bankruptcy Code.

(d)      The parties acknowledge that this Section 14.08 has been specifically negotiated and included in this Lease for the purpose of supplementing and explaining the manner in which the parties intend their respective rights and interests under the Bankruptcy Code to be interpreted in the event of a bankruptcy filing affecting Tenant and are not intended to limit the terms, conditions, rights and remedies available to Landlord under the Bankruptcy Code.  These provisions have been specifically bargained for by the parties and are material consideration to Landlord for entering into this Lease.

ARTICLE 15
DEFAULT BY LANDLORD

15.01  Remedies of Tenant.  If Landlord defaults in fulfilling any of its covenants under this Lease and such default continues for thirty (30) days after written notice from Tenant, or, if the default is not reasonably susceptible of cure within such period, if Landlord does not in good faith commence to cure the default within such thirty (30) day period and thereafter diligently prosecute the cure to completion, then Tenant may recover any damages arising from Landlord’s default.  Tenant agrees that any money judgment resulting from any default or other claim arising under this Lease may be satisfied only against Landlord’s right, title and interest in the Building, the proceeds of sale or other disposition thereof, that no other real, personal or mixed property of Landlord or any of its  principals, shareholders, owners, trustees, beneficiaries, members, officers, directors or agents, wherever situated, will be subject to levy on any such judgment, that Landlord and its principals, shareholders, members, officers, directors or agents will not have any personal liability whatsoever under this Lease, and that Landlord or Tenant shall not be liable for any consequential damages suffered or incurred by Tenant except as set forth herein.

ARTICLE 16
HAZARDOUS MATERIAL

16.01  Hazardous Material.

(a)      Except as otherwise set forth herein, Tenant may not cause or permit any Hazardous Material to be brought on, kept, used, discharged, leaked or emitted in, about or treated at the Premises.  If the Premises contain any Hazardous Material brought onto the Premises by Tenant, or any subtenant, concessionaire, or licensee of Tenant, or any of their respective officers, employees, agents, customers, invitees or contractors (collectively, under this Section, “Tenant”), Tenant shall remove such material at Tenant’s cost and expense.  Such removal work shall be performed on behalf of Tenant by a contractor reasonably approved by Landlord and shall be done in compliance with all applicable laws, rules and regulations. Tenant shall promptly remedy any damage to the Premises arising from Tenant’s removal or release of any Hazardous Material brought onto the Premises by Tenant, or its agents, employees, contractors or invitees, and pay to Landlord the amount of reasonable costs, expenses or damages incurred by Landlord arising from any removal or release.  Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of Hazardous Materials (i) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes; (ii) contained in any packaged materials being handled, stored or transported in the ordinary course of Tenant’s business; and/or (iii) contained in ordinary medical materials or products used or generated by Tenant; all such Hazardous Materials to be used, stored, transported and disposed of strictly in accordance with all applicable laws, rules and regulations.

(b)      “Hazardous Material” means any hazardous, radioactive or toxic substance, material or waste, including without limitation, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any applicable local, state or federal law, including without limitation any material, waste or substance which is (i) a petroleum product, crude oil or any faction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

16.02  Landlord represents and warrants that to the best of its knowledge the Premises are free of all Hazardous Materials. Notwithstanding any provision of this Lease to the contrary, Tenant shall have no obligation to make any repairs, alterations or improvements to the Premises or incur any costs or expenses whatsoever as a result of Hazardous Materials in, on or under the Premises, other than those Hazardous Materials brought or permitted to be brought onto the Premises by Tenant. Landlord shall be solely responsible for any changes to the Premises relating to Hazardous Materials or as required by any present or future laws, ordinances or regulations of any governmental authority, insurance carrier or any similar body, other than those Hazardous Materials brought or permitted to be brought onto the Premises by Tenant.

16.03  In the event Tenant should desire to make any alterations, additions or improvements to the Premises and is forced to incur any identifiable charges or expenses arising as a result of Hazardous Materials in the Premises, other than those Hazardous Materials brought or permitted to be brought onto the Premises by Tenant and which would not have otherwise been incurred with respect to such measures, Landlord shall be fully responsible for and shall reimburse Tenant for such reasonable expenses in connection therewith and a rent shall proportionally abate for a period equal to the period that Tenant is required to close the Premises or any portion thereof during such period that is required by Landlord to remove such Hazardous Materials.

16.04  Landlord shall indemnify and hold Tenant harmless from and against all liabilities, costs, damages and expenses which Tenant may incur (including, without limitation, reasonable attorneys’ fees and disbursements) as the result of the presence of Hazardous Materials at the Premises, other than those Hazardous Materials brought or permitted to be brought onto the Premises by Tenant.

ARTICLE 17
SECURITY DEPOSIT

17.01  Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the Security Deposit the amount set forth in Section 1.11 of the Basic Lease Information. Said Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed.

17.02  If any of the Minimum Annual Rent or Additional Rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond notice and expiration of any applicable Cure Period, or should Tenant fail to perform any of the terms of this Lease beyond notice and expiration of any applicable Cure Period, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of such Minimum Annual Rent, Additional Rent, or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant beyond notice and expiration of any applicable Cure Period; and in such event Tenant shall forthwith upon five (5) Business days written demand restore said Security Deposit to its former amount. In the event Tenant shall fully and faithfully comply with all of the terms covenant and conditions of this Lease and promptly pay all of the Minimum Annual Rent and Additional Rents as they fall due and all other sums required hereunder, said Security Deposit shall be returned in full to Tenant within forty-five (45) days following the expiration of the Term and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

17.03  In the event any bankruptcy, insolvency, reorganization or other creditor/debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, such Security Deposit shall be deemed to be applied first to the payment of any Minimum Annual Rent or Additional Rent and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such Security Deposit may be retained by Landlord in partial satisfaction of Landlord’s damages.

17.04  Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Property in the event that such interest be sold or transferred and thereupon Landlord shall be discharged and released from all further liability with respect to such Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new landlord, provided new landlord expressly agrees to be so obligated for the return of said Security Deposit, and this provision shall also apply to any subsequent transferees.

17.05  Notwithstanding anything herein to the foregoing, during the first three years of the Term, subject to the immediately following provision, Landlord may borrow from the Security Deposit.   Should Landlord borrow funds from the Security Deposit, (i) Landlord shall replenish such amounts prior to the third (3rd) anniversary of the Commencement Date, and (ii) Tenant shall not be required to replenish the Security Deposit pursuant to Section 17.02 until such time as Landlord has repaid the Security Deposit and such funds have been utilized by Landlord as a result of Tenant’s default beyond notice and the expiration of any applicable cure period as set forth in Section 17.02.   Except during the period of time that Landlord is borrowing from the Security Deposit, the Security Deposit shall not be commingled with Landlord’s funds and shall be placed in a segregated bank account.

ARTICLE 18
MISCELLANEOUS

18.01  Access by Landlord.  Landlord and its agents, employees or contractors shall have the right to enter the Premises during normal business hours upon at least twenty-four (24) hours prior written notice to Tenant (except in the case of emergency no such notice shall be required provided notice shall be given as soon as reasonably practical thereafter) to examine the Premises, show it to prospective purchasers and others, and for the purpose of making necessary  tests, inspections, repairs or alterations as Landlord deems reasonably necessary or desirable.  The above shall not obligate Landlord to make any repairs except as otherwise expressly provided in this Lease. Additionally, Landlord and its agents or employees shall have access to the Premises during the last twelve (12) months of the Term (as same may be extended), upon prior reasonable notice, to show the Premises to prospective tenants.  Except in the case of an emergency where Landlord does not have to wait for a representative, Tenant shall have a right to have a representative of Tenant available during any such right of entry.  In connection with any entry by Landlord pursuant to this Section 18.01, the Landlord shall use all reasonable efforts to minimize the disruption of Tenant’s use of the Premises and all work performed by or on behalf of Landlord in or on the Premises shall be performed with as little inconvenience to Tenant’s business as is reasonably possible

18.02  Holding Over.  Any holding over after the expiration of the Term shall not be construed as a month-to-month tenancy.  If the Premises are not surrendered within thirty (30) days after the end of the Term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, Tenant shall pay to Landlord for use and occupancy of the Premises an amount equal to 150% of the last Minimum Annual Rent specified herein plus all Additional Rent reserved herein pro-rated, for the first sixty (60) days during which Tenant remains in possession following the expiration or sooner holding over of the Term and 200% thereafter.

18.03  Successors and Assigns. All of the provisions of this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, but no rights will inure to the benefit of any assignee or other transferee of Tenant except as expressly permitted by the terms of this Lease.  Landlord shall have the right to assign or otherwise transfer its interest in the Premises and this Lease, and Landlord shall be released from all liability accruing thereafter if the transferee assumes in writing all of the obligations of Landlord accruing after the date of the conveyance.

18.04  Quiet Enjoyment. Provided Tenant is not in default beyond notice and the expiration of any applicable cure period, Tenant shall have quiet possession of the Premises during the Term, subject to the terms of this Lease.

18.05  Waiver.  If either party fails to require the other to perform any term of this Lease, that failure shall not prevent the party from later enforcing that term.  If either party waives the other’s breach of a term, that waiver shall not be treated as waiving a later breach of the term.   No term of this Lease shall be deemed waived unless waived in writing by the waiving party.  If Landlord accepts a payment of Minimum Annual Rent or any other monetary obligation of Tenant under this Lease, such acceptance shall not be deemed a waiver of any preceding breach by Tenant of any term of this Lease, other than the failure of Tenant to make the particular payment accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such sums.

18.06  Unavoidable Delays. If either Landlord or Tenant is prevented or delayed from performing any act required under this Lease because of strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile governmental action, civil commotion, failure of power, fire or other casualty, or other similar causes beyond the reasonable control of the party obligated to perform (“Unavoidable Delays”), the period for performing such act shall be extended for a period equal to any such Unavoidable Delay.  However, Unavoidable Delays shall not excuse the obligation for payment of Minimum Annual Rent or any other payments required by the terms of this Lease.  The foregoing notwithstanding, in the event any work performed by Tenant or Tenant’s contractor results in a strike, lockout or labor dispute, such strike, lockout, or labor dispute will not excuse the performance by Tenant as provided in this Section.

18.07  Tenant’s Delays.  For purposes of this Lease, “Tenant’s Delays” shall mean any and all delays caused by or directly attributable to any action or failure or refusal of Tenant to perform a duty of, Tenant or any person claiming through or under Tenant, or any agent, servant, employee, director, shareholder, contractor or invitee of Tenant or any such person, including, but not limited to, (i) delay or failure by Tenant  in supplying information, approving estimates or giving authorizations, which delay or failure continues for three (3) days after notice thereof is given to Tenant (unless the delay or failure is not susceptible of cure within said three (3) days, in which event said three (3) day period shall be extended as reasonably necessary); (ii)  Tenant’s making changes or additions in the plans or materials originally approved for Landlord’s Work; or (iii) interference by Tenant, Tenant’s architect or Tenant’s contractors with the performance of Landlord’s Work (which interference continues for three (3) days after notice thereof is given to Tenant).

18.08  Entire Agreement.  There are no oral or written agreements or representations between Landlord and Tenant regarding the Premises except as expressly set forth herein.  No amendment or modification of this Lease will be binding upon Landlord or Tenant unless in writing and signed by each party.   Tenant acknowledges that it has not entered into this Lease in reliance upon any representation, warranty or agreement except as expressly set forth in this Lease.  Landlord and Tenant are entering into this Lease in reliance solely upon Tenant’s expertise and ability to evaluate the suitability of the Premises and the Building to the conduct of Tenant’s business.   Landlord does not represent, and Tenant does not rely upon, the fact that any specific tenant or number of tenants will occupy any space in the Building during the Term.

18.09  Authorizations; Relationship of Parties.   Landlord and Tenant each represent and warrant that the execution of this Lease has been duly and validly authorized on its behalf.   Nothing in this Lease will be deemed to create a partnership or joint venture between Landlord and Tenant, or cause either party to be responsible in any way for the debts of the other party, or confer enforceable rights upon any person not a party to this Lease except as may be expressly provided in this Lease.

18.10  Captions and Terms.  The captions of articles and sections contained herein are for convenience only and do not limit or amplify the terms and conditions of this Lease.  Except as expressly provided in this Lease, the word “Term” will include the original Term and any extension, renewal or holdover of this Lease.  If more than one person or entity is named as Landlord or Tenant under this Lease and executes as such, then the words “Landlord” and “Tenant” are intended to refer to all such persons or entities, and the liability of such persons or entities will be joint and several.  The use in this Lease of a singular term includes the plural and use of the masculine, feminine or neuter genders includes all others.

18.11  Governing Law; Partial Invalidity.  The laws of the State of New York shall govern the validity, performance and enforcement of this Lease.  Although Landlord wrote the printed provisions of this Lease, this Lease shall not be construed either for or against Landlord or Tenant.  If any provision of this Lease is held to any extent invalid or unenforceable, the remainder of this Lease shall not be affected and shall remain in full force and effect.  Landlord and Tenant agree that TIME IS OF THE ESSENCE with respect to the performance of the respective obligations under this Lease.

18.12  Recording. The parties agree that this Lease may not be recorded.

18.13  Broker.  Landlord and Tenant each represent and warrant that there are and will be no claims for brokerage commissions or finder’s fees in connection with the making of this Lease, other than the broker(s) (if any) listed in the Basic Lease Information (“Broker”) and each party agrees to indemnify, defend and hold harmless the other from and against any liabilities from any claim for such a commission or fee arising from commitments made or alleged to have been made by the indemnifying party, in breach of the foregoing representation, including reasonable attorneys’ fees and expenses actually incurred in connection with any such claim.  Landlord shall pay Broker a commission pursuant to separate agreement.

18.14  Consents and Approvals.  Wherever in this Lease one party is required to give its consent or approval to any action on the part of the other, such consent or approval will not be unreasonably withheld, conditioned or delayed.

18.15  Disputed Charges.  Tenant shall notify Landlord in writing within sixty (60) days after receipt of any notice of payments due under this Lease if Tenant disputes the amount of such payment or the fact that such payment is due from Tenant.  Failure to deliver this notice shall constitute a waiver of Tenant’s right to dispute such billing or the amount thereof.  Delivery of notice hereunder shall not release Tenant of its responsibility to make such payment in a timely fashion, nor mitigate Landlord’s rights under this Lease in connection with Tenant’s failure to do so.  Upon receipt of notice of a disputed charge and the payment of such charge, Landlord agrees to cooperate as reasonably necessary to demonstrate to Tenant the propriety of the billing.

18.16  Notices.  All payments of Minimum Annual Rent and other monetary obligations of Tenant shall be sent to the address set forth in the Basic Lease Information, or to such other address as notified by Landlord to Tenant in writing.  All notices to be given under this Lease by either party will be written and sent by certified mail, return receipt requested, postage pre-paid, or by express mail delivery service, addressed to the party at the address set forth in the Basic Lease Information, or to such other address as notified in writing by the parties.  Notice will be deemed given as of the date of receipt or rejection or inability to deliver shown on the return receipt or other similar advice of delivery or attempted delivery.  Attorneys may give notices on behalf of their respective clients.

18.17  Submission of Lease.  Submission of this Lease to Tenant shall not constitute an offer to lease the Premises, and this Lease shall become effective only upon execution and delivery of this Lease by both Landlord and Tenant.  If Landlord does not execute this Lease within seven (7) days of submission of signatures from Tenant to landlord, Tenant may demand return of Tenant’s signatures and any prepaid sums.

18.18  Documentation Fee. If Tenant requests that Landlord prepare, review, or execute an amendment to or assignment of this Lease, a waiver or subordination, or any other document relating to this Lease or the Premises (except for estoppel certificates), Tenant shall pay Landlord a reasonable fee, not exceeding $2,500.00, as reimbursement for the administrative and legal expense in connection with such document.  Tenant shall pay the above fee within thirty (30) days of billing as Additional Rent under this Lease.

18.19  Attorneys’ Fees.  In the event legal action by Landlord or Tenant is required to enforce performance by a party hereunder of any condition, obligation or requirement of this Lease, the non-prevailing party agrees to pay all reasonable attorneys’ fees and costs actually incurred by the prevailing party in connection with such action.

18.20  Specially Designated National and Blocked Persons.  Each party hereto represents and warrants to the other that such party is not, and is not acting, directly or indirectly, for or on behalf of any person or entity, named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224), and that such party is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity.  Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

18.21  Counterparts. This Lease, as same may be amended, may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same agreement.  Facsimile, portable document format (.pdf) or email signatures shall be deemed originals for the purposes of this Lease.

[signature page to follow]

Executed as a sealed instrument as of the date set forth in the Basic Lease Information.

LANDLORD:

MYRA PROPERTIES, LLC

By:	/s/ Ashima Narula
Name:	Ashima Narula
Title:	Member

TENANT:

CHEMBIO DIAGNOSTIC SYSTEMS, INC.

By:	/s/ Neil A. Goldman
Name:	Neil A. Goldman
Title:	EVP & CFO

EXHIBIT A

SITE PLAN

WIRELESS BOULEVARD (60' WIDE, PUBLICLY MAINTAINED)
EASTERLY LIMIT OF STREET DEDICATION / ACCEPTANCE LIBER 11494 CP 69
10' ELECTRIC AND GAS EASEMENT LIBER 10428 CP 277
S 89°58'26" E
322.52'
10' ELECTRIC AND GAS EASEMENT - LIBER 10474 CP 166
MONUMENT FOUND
R=40.00'
L=62.83'
TRAFFIC SIGNAL EASEMENT LIBER 11911 CP 437
MONUMENT FOUND
POINT OF BEGINNING
50' BUILDING SETBACK LINE
PAVED SURFACE
645.00'
TAX LOT 1.25
TAX LOT 1.87
TAX LOT 1.88
ONE STORY BUILDING
#525 & #555 WIRELESS BOULEVARD
BUILDING FOOTPRINT AREA = ±69,914 SQUARE FEET
OVERHEAD DOORS
OVERHEAD DOOR
BUILDING HEIGHT = 27.8' ABOVE GRADE
TELEPHONE EASEMENT - LIBER 9651 CP 453 & LIBER 10090 CP 56
605.00'
(60' WIDE, PUBLICLY MAINTAINED - OFFER OF DEDICATION LIBER 9500, CP 202)
ADAMS AVENUE
50' BUILDING SETBACK LINE
S 00°01'34" W
N 00°01'34" E
50' BUILDING SETBACK LINE (SEE NOTE)
20' BUILDING SETBACK LINE (SEE NOTE)
PAVED SURFACE
1896 SF.
2592 SF.
N 89°58'26" W
362.52'
TELEPHONE EASEMENT - LIBER 10090 CP 56
TELEPHONE EASEMENT LIBER 9651 CP 453
TAX LOT 1.35

SITE
LONG ISLAND EXPRESSWAY
I-495

KEY MAP
NOT TO SCALE

DESCRIPTION

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING AT HAUPPAUGE, TOWN OF SMITHTOWN, COUNTY OF SUFFOLK AND STATE OF NEW YORK, KNOWN AND DESIGNATED AS LOT #1 ON A CERTAIN MAP ENTITLED, "MAP OF MACKAY INDUSTRIAL PARK SECTION NO. 1" FILED IN THE SUFFOLK COUNTY CLERK'S OFFICE ON DECEMBER 7, 1984 AS MAP NO. 7812, AND A 27.98 FOOT STRIP OF LAND ON THE WEST KNOWN AS DISTRICT 0800, SECTION 181, BLOCK 01, LOT 001.87 AS SHOWN ON THE SUFFOLK COUNTY TAX MAP WHICH LOT AND STRIP OF LAND ARE MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY SIDE OF ADAMS AVENUE AT THE EXTREME SOUTHERLY END OF THE ARC OF A CURVE CONNECTING THE SOUTHERLY SIDE OF WIRELESS BOULEVARD WITH THE WESTERLY SIDE OF ADAMS AVENUE;

RUNNING THENCE SOUTH 00 DEGREES 01 MINUTES 34 SECONDS WEST ALONG THE WESTERLY SIDE OF ADAMS AVENUE, 605 FEET;

RUNNING THENCE NORTH 89 DEGREES 58 MINUTES 26 SECONDS WEST, 362.52 FEET;

RUNNING THENCE NORTH 00 DEGREES 01 MINUTES 34 SECONDS EAST, 645 FEET TO THE SOUTHERLY SIDE OF WIRELESS BOULEVARD;

RUNNING THENCE SOUTH 89 DEGREES 58 MINUTES 26 SECONDS EAST ALONG THE SOUTHERLY SIDE OF WIRELESS BOULEVARD, 322.52 FEET TO A POINT OF CURVE;

RUNNING THENCE ALONG THE ARC OF A CURVE BEARING TO THE RIGHT HAVING A RADIUS OF 40 FEET CONNECTING THE SOUTHERLY SIDE OF WIRELESS BOULEVARD WITH THE WESTERLY SIDE OF ADAMS AVENUE, 62.83 FEET TO THE WESTERLY SIDE OF ADAMS AVENUE, THE POINT OR PLACE OF BEGINNING.

SCHEDULE B NOTES

THIS SURVEY IS BASED ON A TITLE COMMITMENT NUMBER LTNY-4601-S-06, WITH AN EFFECTIVE DATE OF APRIL 10, 2006, PREPARED BY LIBERTY TITLE AGENCY. THE FOLLOWING ITEMS REFER TO SCHEDULE B, ITEM 5 OF THE TITLE COMMITMENT.

AS TO LOT 001.025
A) COVENANTS AND RESTRICTIONS IN LIBER 9532 CP 16 AND LIBER 9645 CP 461 AFFECT TAX LOT 1.25 & MORE; REFERS TO A SETBACK OF 50' FROM STREET FOR PARKING SPACES (50' SETBACK LINE SHOWN HEREON), REFERENCES TO THE TYPE OF BUILDING CONSTRUCTION, SITE PLAN APPROVAL, LANDSCAPING, ETC. AND ARE NOT PLOTTABLE.

B) ELECTRIC AND GAS EASEMENT IN LIBER 10474 CP 166 AFFECTS THE SUBJECT PROPERTY AND MORE; THE PORTION AFFECTING THE SUBJECT PROPERTY IS SHOWN HEREON.

C) TELEPHONE EASEMENT IN LIBER 10090 CP 56 AFFECTS TAX LOT 1.25 AND MORE; THE PORTION AFFECTING TAX LOT 1.25 IS SHOWN HEREON.

D) TELEPHONE EASEMENT IN LIBER 9651 CP 453 AFFECTS TAX LOT 1.25 AND MORE; THE PORTION AFFECTING TAX LOT 1.25 IS SHOWN HEREON.

E) WATER EASEMENT IN LIBER 9739 CP 291 AFFECTS WIRELESS BOULEVARD (NOT SHOWN).

F) 50' BUILDING SETBACK IS SHOWN HEREON.

G) STREET DEDICATION IN LIBER 9500 PAGE 202 AFFECTS ADAMS AVENUE (PARTIALLY SHOWN HEREON).

H) TRAFFIC SIGNAL EASEMENT IN LIBER 11494 CP 69 IS SHOWN HEREON.

AS TO LOT 001.087
A) COVENANTS AND RESTRICTIONS IN LIBER 9532 CP 16 AFFECT TAX LOT 1.87 AND MORE; REFERS TO A SETBACK OF 50' FROM STREET FOR PARKING SPACES (50' SETBACK LINE SHOWN HEREON); REFERENCES TO THE TYPE OF BUILDING CONSTRUCTION, SITE PLAN APPROVAL, LANDSCAPING, ETC. AND ARE NOT PLOTTABLE.

B) SUPPLEMENTAL DECLARATIONS IN LIBER 10014 CP 250, LIBER 9715 CP 232 AND LIBER 9960 CP 375 ARE SUPPLEMENTAL DECLARATIONS TO LIBER 9532 CP 16 (ITEM A ABOVE), DESIGNATES THE ADDITIONAL PROPERY AFFECTING TAX LOT 1.87 AND MORE TO BE AN ADDITIONAL PROTECTED AREA AS OUTLINED IN LIBER 9532 PAGE 16.

C) COVENANTS AND RESTRICTIONS IN LIBER 10253 CP 347 AFFECT TAX LOT 1.87 AND MORE WITH REGARD TO THE MEANS OF APPROVAL BY THE SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES.

D) ELECTRIC AND GAS EASEMENT IN LIBER 10428 CP 277 AFFECTS TAX LOT 1.87 AND MORE; THE PORTION AFFECTING TAX LOT 1.87 IS SHOWN HEREON.

E) 50' BUILDING SETBACK IS SHOWN HEREON.

F) STREET DEDICATION IN LIBER 11494 PAGE 69 AFFECTS WIRELESS BOULEVARD (PARTIALLY SHOWN HEREON).

CERTIFICATION

THE UNDERSIGNED, BEING A REGISTERED LAND SURVEYOR IN THE STATE OF NEW YORK, CERTIFIES TO:

JOHN HANCOCK LIFE INSURANCE COMPANY, ITS PARENT, AFFILIATES AND THEIR SUCCESSORS AND ASSIGNS
LIBERTY TITLE AGENCY / FIRST AMERICAN TITLE INSURANCE COMPANY OF NEW YORK
WIRELESS BLVD. REALTY, LLC

AS FOLLOWS:

1. THIS MAP OR PLAT AND THE SURVEY ON WHICH IT IS BASED WERE MADE IN ACCORDANCE WITH THE "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS," JOINTLY ESTABLISHED AND ADOPTED BY ALTA AND NSPS IN 2005.

2. THE SURVEY WAS MADE ON THE GROUND BY AN INSTRUMENT SURVEY ON AUGUST 23, 2006 UNDER MY SUPERVISION AND CORRECTLY SHOWS THE METES AND BOUNDS DESCRIPTION AND THE LAND AREA OF THE SUBJECT PROPERTY, THE LOCATION AND TYPE OF ALL BUILDINGS, STRUCTURES AND OTHER VISIBLE IMPROVEMENTS (INCLUDING SIDEWALKS, CURBS, PARKING AREAS AND SPACES AND FENCES) SITUATED ON THE SUBJECT PROPERTY AND ANY OTHER SUBSTANTIAL VISIBLE MATTERS SITUATED ON THE SUBJECT PROPERTY.

3. THERE ARE NO PARTY WALLS AND NO OBSERVABLE, ABOVE-GROUND ENCROACHMENTS (a) BY THE IMPROVEMENTS ON THE SUBJECT PROPERTY UPON ADJOINING PROPERTIES, STREETS, ALLEYS, EASEMENTS OR RIGHTS-OF-WAY OR (b) BY THE IMPROVEMENTS ON ANY ADJOINING PROPERTIES, STREETS OR ALLEYS UPON THE SUBJECT PROPERTY, EXCEPT AS SHOWN HEREON.

4. THE LOCATION OF EACH EASEMENT, RIGHT-OF-WAY, SERVITUDE AND OTHER MATTER (ABOVE OR BELOW GROUND) AFFECTING THE SUBJECT PROPERTY AND (a) LISTED IN THE TITLE INSURANCE COMMITMENT NO. LTNY-4601-S-06, WITH AN EFFECTIVE DATE OF APRIL 10, 2006, ISSUED BY THE TITLE COMPANY WITH RESPECT TO THE SUBJECT PROPERTY OR (b) APPARENT FROM A VISUAL INSPECTION HAS BEEN SHOWN ON THE SURVEY, TOGETHER WITH APPROPRIATE RECORDING REFERENCES, TO THE EXTENT THAT SUCH MATTERS CAN BE LOCATED HAS BEEN PLOTTED ON THE SURVEY. IF THE EASEMENT HAS NOT BEEN PLOTTED, THERE IS A STATEMENT AS TO WHY NOT, AS WELL AS WHETHER THE ITEM AFFECTS THE PROPERTY AND IF SO, WHAT PORTION. THE PROPERTY SHOWN ON THE SURVEY IS THE PROPERTY DESCRIBED IN THE TITLE COMMITMENT.

5. THE PROPERTY HAS DIRECT PHYSICAL ACCESS TO AND FROM A PUBLICLY USED AND MAINTAINED STREET OR HIGHWAY.

6. THE LOCATIONS OF ALL VISIBLE UTILITIES ENTERING THE PROPERTY ARE SHOWN.

7. THE SUBJECT PROPERTY DOES NOT SERVE ANY ADJOINING PROPERTY FOR VISIBLE SUBSURFACE DRAINAGE STRUCTURES, VISIBLE WATER COURSES, VISIBLE UTILITIES, STRUCTURAL SUPPORT OR INGRESS AND EGRESS, EXCEPT AS SHOWN.

8. THE PROPERTY DOES NOT LIE IN ANY SPECIAL FLOOD HAZARD AREA ACCORDING TO FEDERAL FLOOD INSURANCE RATE MAP NUMBER 36103C0645 G, INDEX MAP NO. 36103CNDX1, WITH AN EFFECTIVE DATE OF MAY 4, 1998.

9. EXCEPT AS SHOWN ON THE SURVEY, THERE ARE NO APPARENT WETLANDS LOCATED ON THE PROPERTY.

10. THE PARTIES LISTED ABOVE AND THEIR SUCCESSORS AND ASSIGNS ARE ENTITLED TO RELY ON THE SURVEY AND THIS CERTIFICATE AS BEING TRUE AND ACCURATE.

BARRETT, BONACCI & VAN WEELE, P.C.

MARTIN A. READ
NYS LICENSE NO. 050076

LEGEND

CONCRETE CURB	DRAINAGE INLET / STRUCTURE
DROP CURB	CATCH BASIN
EDGE OF PAVEMENT	SIGN
ELECTRIC LINE (—E—)	LIGHT POLE
GAS MAIN (—G—)	TRAFFIC CONTROL BOX
TELEPHONE LINE (—T—)	TRAFFIC SIGNAL POLE
WATER MAIN (—W—)	BOLLARD
MASONRY	STRUCTURE – MANHOLE
	STRUCTURE – SANITARY
HANDICAP PARKING	STRUCTURE – TELEPHONE
PARKING STALL COUNT	STRUCTURE – DRAINAGE
TRANSFORMER	ELECTRIC BOX / TRANSFORMER
	WATER VALVE
FLAG POLE	WATER METER
	FIRE HYDRANT

ENROACHMENTS AND/OR VARIANCES FROM PROPERTY LINE

1. CONCRETE WALK AT SOUTHERLY PROPERTY LINE FROM ON LINE TO 0.2' SOUTH.
2. ELECTRIC BOX AT SOUTHEAST PROPERTY CORNER 1.3'W.

NOTES

1. LOT AREA = 233,482 SQUARE FEET OR 5.3600 ACRES.

2. AT THE TIME OF THE FIELD SURVEY, THERE WAS NO OBSERVABLE EVIDENCE OF THE FOLLOWING: EARTH MOVING WORK, BUILDING CONSTRUCTION OR BUILDING ADDITION WITHIN RECENT MONTHS; SITE USE AS A DUMP, SUMP OR SANITARY LANDFILL.

3. THE LOCATIONS OF UNDERGROUND UTILITIES SHOWN HEREON ARE BASED ON ABOVEGROUND STRUCTURES AND MARK-OUT BY OTHERS. ACTUAL LOCATIONS MAY VARY; ADDITIONAL BURIED UTILITIES AND STRUCTURES MAY BE ENCOUNTERED.

4. THE NUMBER OF VISIBLY STRIPED PARKING SPACES LOCATED ON THE SUBJECT PROPERTY IS 231, INCLUDING 6 HANDICAPPED SPACES.

5. THE "27.98 FOOT STRIP OF LAND" (TAX LOT 1.87) REFERRED TO IN THE DESCRIPTION IS A PORTION OF LOT 9 AS SHOWN ON THE MAP OF "MACKAY INDUSTRIAL PARK SECTION NO. 4," FILED JUNE 25, 1987 AS FILE NO. 8334.

ZONING NOTES

ZONING DATA LISTED BELOW IS ACCORDING TO THE TOWN OF SMITHTOWN CODE. THE INFORMATION LISTED BELOW DOES NOT REPRESENT A COMPLETE ZONING ANALYSIS OF THE PARCEL.

THE PROPERTY IS ZONED LI (LIGHT INDUSTRY):

MIN. FRONT YARD SETBACK:	50'
MIN. SIDE YARD SETBACK:	20' one yard / 40' total of both
MIN. REAR YARD SETBACK:	50'
MAXIMUM BUILDING HEIGHT:	35'
MAX. GROSS FLOOR AREA:	42% OF LOT AREA

NOTE: FRONT, SIDE AND REAR YARDS CONFIRMED WITH THE TOWN OF SMITHTOWN PLANNING DEPARTMENT.

ACCORDING TO THE ZONING AND SITE REQUIREMENTS SUMMARY PREPARED BY THE PLANNING & ZONING RESOURCE CORPORATION DATED, 12/13/2006 THE REQUIRED NUMBER OF PARKING STALLS IS 230.

GRAPHIC SCALE
30 0 15 30 60 120
(IN FEET)
1 inch = 30 ft.

TAX MAP DISTRICT 800, SECTION 181, BLOCK 1, LOTS 1.25 & 1.87

REVISIONS
PER LENDER COMMENTS 12/18/06 (AH)

Certifications indicated hereon signify that this survey was prepared in accordance with the existing Code of Practice for Land Surveys adopted by the New York State Association of Professional Land Surveyors. Said certifications shall run only to the person for whom the survey was prepared, and on his behalf, to the title company, governmental agency and lending institution listed hereon, and to the assignees of the lending institution. This certification is only for the lands described hereon; it is not a certification of title, zoning, or freedom from encumbrances. Certifications are not transferable to additional institutions or subsequent owners.

Unauthorized alteration or addition to a survey map bearing a licensed land surveyor's seal is a violation of section 7209, sub-division 2, of the New York State Education Law.

Copies from the original of this survey map not marked with an original of the land surveyor's embossed seal shall not be considered to be a true and valid copy of the survey.

Barrett, Bonacci & VanWeele, P.C.
CIVIL ENGINEERS/SURVEYORS/PLANNERS
175A Commerce Drive, Hauppauge, NY 11788
TEL 631/435-1111 FAX 631/435-1022
www.bbvpc.com

PROPERTY
SITUATE
HAUPPAUGE
TOWN OF SMITHTOWN SUFFOLK COUNTY, N.Y.

ALTA / ACSM LAND TITLE SURVEY

SHEET 1 OF 1

SURVEYED BY	DRAWN BY	CHECKED BY	DATE	SCALE	PROJECT NO.
FM	JD	WJB	AUG. 23, 2006	1"= 30'	A060787

A060787

EXHIBIT B

LANDLORD’S WORK

Landlord shall perform the following items of work in the Premises prior to the Commencement Date (except as otherwise noted below):

1.	Heating ventilation and air conditioning systems (“HVAC Systems”), mechanicals, electrical and plumbing systems shall be delivered in good working order.

2.	Deliver roof free of leaks.

In addition to the above, Landlord shall perform the additional following items of Landlord’s Work, as soon as reasonably practical, but in any event prior to June 1, 2019:

1.
Replace the fourteen (14) rooftop HVAC units with new units as shown on Exhibit B-1 annexed hereto. Landlord shall not be responsible for any ducting work.  All warranties and guarantees for the new HVAC units shall be delivered to Tenant.  Any HVAC units not replaced shall be refurbished so that same are delivered in good working order.

2.	Landlord and Tenant mutually agree on the parking areas that need to be replaced by Landlord, as weather permits. Thereafter, replace broken speedbumps and seal and restripe parking lot.

3.	Deliver broom clean.

4.	Deliver Premises free of all Hazardous Materials and in compliance with all laws.

Notwithstanding anything to the contrary set forth herein, if Landlord has not completed the replacement of the 14 rooftop HVAC units by June 15, 2019, subject to delays due to weather conditions, Tenant shall receive an abatement of rent equal to one-half (1/2) day of Minimum Annual Rent for each day of delay beyond June 15, 2019 until the work is completed.

2

EXHIBIT B-1

HVAC  UNIT REPLACEMENT PLAN

3

4

EXHIBIT C

RULES AND REGULATIONS

1.       Tenant is responsible for storage and removal of its trash, refuse and garbage.  Tenant shall not dispose of the following items in sinks or commodes:  plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive.

2.        Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

5